EXHIBIT 2
                        HORIZON ENERGY DEVELOPMENT, INC.
                                INCOME STATEMENT
                                   (Unaudited)

                                              Three Months Ended
                                                June 30, 1998
                                              ------------------

Operating Revenues                               $18,639,319
                                                 -----------

Operating Expenses:
   Fuel Used in Heat and Electric Generation       8,788,991
   Operation Expense                               5,856,109
   Maintenance Expense                                 7,383
   Property, Franchise and Other Taxes               755,868
   Depreciation, Depletion and Amortization        2,436,517
                                                 -----------
Total Operating Expenses                          17,844,868
                                                 -----------

Operating Income                                     794,451
                                                 -----------

Other Income                                       2,269,846
                                                 -----------

Interest Charges                                   2,646,367
                                                 -----------

Income Before Income Taxes                           417,930
                                                 -----------

Income Taxes - Current                               246,018
             - Deferred                               13,551
                                                 -----------
                                                     259,569
                                                 -----------

Minority Interest in Foreign Subsidiaries           (207,061)
                                                 -----------

Net Loss                                         $   (48,700)
                                                 ===========